                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CYBERNET DATA SYSTEMS, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

          [SEAL OF THE SECRETARY OF     /s/ Edward J. Freel
           STATE, STATE OF DELAWARE]    ---------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:     7703889
                                                  DATE:     11-08-95

                          CERTIFICATE OF INCORPORATION
                                       OF
                          CYBERNET DATA SYSTEMS, INC.

                                   ---------

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is CYBERNET DATA SYSTEMS, INC.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is the Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue in one million. The par value of each of such shares is one mill. All such shares are of one class and are shares of Common Stock.

          No holder of any of the shares of stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          FIFTH: The name and the mailing address of the incorporator are as follows:

                    NAME                     MAILING ADDRESS
                    ----                     ---------------
          Delia Taliento         375 Hudson Street, 11th Floor
                                 New York, New York 10014

     SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 or Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: The corporation shall, to the fullest extent permitted by the provisions of section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on November 2, 1995.


                                      Delia Taliento
                                   --------------------
                                       Incorporator

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYBERNET DATA SYSTEMS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 1995, AT 9 0'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




              [SEAL OF THE SECRETARY OF STATE, STATE OF DELAWARE]


                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

2558560  8100                           AUTHENTICATION:     7732435

950278964.                                        DATE:     12-04-95

                    CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                            ANY PART OF THE CAPITAL

                                       OF

                          CYBERNET DATA SYSTEMS, INC.

                              -------------------

     It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is CYBERNET DATA SYSTEMS, INC.

          2. The corporation has not received any payment for any of its stock.

          3. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

          "FOURTH: The total number of shares that the corporation shall have authority to issue is two million (2,000,000) shares of common stock with a par value of one mill ($.001) each."

          4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on November 3, 1995.

                                        /s/ Delia Taliento
                                        -------------------------------------
                                        Delia Taliento, Sole incorporator

                                      FILING #0001950233 PG 02 of 02 VOL 8-00251
                                         FILED 02/26/1999 02:45 PM PAGE 03313
                                               SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE

                              STATE OF
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "CYBERNET DATA SYSTEMS, INC.", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "EDGAR ONLINE, INC.", THE NINETEENTH DAY OF JANUARY, A.D. 1999, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.



                                             /S/  Edward J. Freel

                       Delaware State Seal   -----------------------------------
                                             Edward J. Freel, Secretary of State

2558560  0320                                Authentication:   9597228

991074082                                              Date:   02-25-99

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:06 AM 01/19/1999
                                                        981494423-2556560

                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION



     Cybernet Data Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Cybernet Data Systems, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     FIRST: The name of the corporation (hereinafter called the "corporation") is EDGAR(R) Online, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares are required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of
Section 242 of the General Corporation Law of the State of Delaware.

RESOLVED, Article Fourth of the certificate of incorporation is hereby amended as follows:

     FOURTH: The total number of shares of common stock which this Corporation shall have authority to issue is 6,000,000 shares with a par value of $0.001 per share.

     The Corporation declared a 4 for 1 common stock split-up payable to all common stock shareholders of record as of the close of business on May 1, 1997. Said common stock has a par value of $0.001. Such shares have been issued by the Corporation.

FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Tom Vos, an Authorized Officer, this 18th day of January, 1999.


                                               By: /s/ Tom Vos
                                                  --------------------------
                                                  Authorized Officer
                                                  Name:  Tom Vos
                                                  Title: Chief Operating Officer

STATE OF CONNECTICUT
OFFICE OF THE SECRETARY OF THE STATE     SS: HARTFORD

I hereby certify that this is a true copy of record in this Office.

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford,

this 1st day of March A.D. 1999
--------------------------------------------------
/s/ Susan Bigarcuicy
--------------------------------------------------
SECRETARY OF THE STATE